                               OPPENHEIMER INTERNATIONAL SMALL COMPANY FUND
                                                   (the "Trust")

                                                      BY-LAWS
                                      (as amended through December 14, 2000)

                                                     ARTICLE I

                                                   SHAREHOLDERS

          Section 1. Place of Meeting.  All meetings of the Shareholders  (which terms as used herein  shall,  together  with all other terms defined in the
     Amended and Restated  Declaration of Trust dated April 27, 1998, as amended from time to time,  have the same meaning as in the  Declaration  of Trust)
     shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated by the Board of Trustees and stated
     in the notice of meting.

          Section 2. Shareholder Meetings.  Meetings of the Shareholders for any
     purpose or purposes may be called by the Chairman of the Board of Trustees, if any, or by the President or by the Board of Trustees and shall be called by the  Secretary  upon  receipt  of  the  request  in  writing  signed  by
     Shareholders holding not less than one third in amount of the entire number of Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed  meeting.  In addition, meetings of the Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing signed by  Shareholders  that hold in the aggregate  not less than ten  percent  in amount  of the  entire  number of
     Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

          Section 3.  Notice of  Meetings  of  Shareholders.  Written or printed notice of every meeting of Shareholders, stating the time and place thereof
     (and the general  nature of the business  proposed to be  transacted at any special  or  extraordinary  meeting),  shall be  given to each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage  prepaid and addressed to the  Shareholder's  address as it appears upon the  books of the  Fund.  In lieu  thereof,  such  notice  also may be delivered  by such other means,  for example  electronic  delivery,  to the extent consistent with applicable laws.

          No notice of the time, place or purpose of any meeting of Shareholders need be given to any  Shareholder  who  attends in person or by proxy or to any Shareholder  who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

          Section 4. Record Dates. The Board of Trustees may fix, in advance,  a record date for the determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders and Shareholders entitled to receive any  dividend  payment or  allotment  of rights,  as the case may be.  Only
     Shareholders  of record on such date and entitled to receive such dividends or rights  shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

          Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make  available a list of the names and  addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten  Shareholders  of the Trust (who have been such for at least six months)  holding in the aggregate the lesser of (i) Shares valued at  $25,000  or more at current  offering  price (as  defined in the
     Trust's Prospectus),  or (ii) one percent in amount of the entire number of shares of the Trust  issued and  outstanding;  such request must state that such Shareholders  wish to communicate with other  Shareholders with a view to obtaining signatures to a request for a meeting pursuant to Section 2 of
     Article I of these By-Laws and  accompanied by a form of  communication  to the Shareholders. The Board of Trustees may, in its discretion, satisfy its obligation  under this Section 5 by either making available the Shareholder
     List to such  Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such  Shareholders'  proposed  communication  and form of request, at their expense, to all other Shareholders.

          Section 6. Quorum,  Adjournment of Meetings. The presence in person or by proxy of the  holders  of record  of more than 50% of the  Shares of the stock of the Trust issued and  outstanding  and  entitled to vote  thereat, shall  constitute a quorum at all meetings of the  Shareholders.  If at any meeting of the Shareholders there shall be less than a quorum present,  the
     Shareholders  present at such meeting may, without further notice,  adjourn the same from time to time until a quorum  shall  attend,  but no  business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. This Section 6 may be altered,  amended or repealed only upon the affirmative  vote of the holders  of the  majority  of all  the  Shares  of the  Trust  at the  time outstanding and entitled to vote.

          Section 7. Adjournment of Meetings When Quorum Present. If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been received, any of the persons named as proxies or attorneys-in-fact may propose  and  approve  one or more  adjournments  of the  meeting to permit further  solicitation  of proxies  with respect to any  proposal.  All such adjournments  will require the affirmative vote of a majority of the shares present  in  person  or by  proxy  at  the  session  of the  meeting  to be adjourned.  Prior to any  such  adjournment,  any  lawful  business  may be transacted.

          Section 8. Voting and  Inspectors.  At all  meetings of  shareholders, every  shareholder  of record  entitled  to vote at such  meeting  shall be entitled to vote at such meeting either in person or by proxy.  Proxies may be given by or on behalf  of a  Shareholder  in  writing  or by  electronic means, including by telephone, facsimile or via the Internet.

          All  elections  of Trustees  shall be had by a plurality  of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise  provided in the  Declaration  of Trust or in these  By-Laws  or by  specific  statutory provision  superseding the  restrictions  and limitations  contained in the
     Declaration of Trust or in these By-Laws.

          At any election of Trustees,  the Board of Trustees prior thereto may, or, if they have not so acted,  the  Chairman of the meeting  may, and upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first subscribe an oath or affirmation to execute  faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their  ability,  and shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

          The  Chairman  of the  meeting  may cause a vote by ballot to be taken upon any election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares entitled to vote on such election or matter.

          Section 9.  Conduct of  Shareholders'  Meetings.  The  meetings of the
     Shareholders  shall  be  presided  over by the  Chairman  of the  Board  of
     Trustees, if any, or if he shall not be present, by the President, or if he shall not be present,  by a Vice-President,  or if none of them is present, by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as Secretary of such meetings, or if he is not present, an  Assistant  Secretary  shall so act;  if neither  the  Secretary  nor an
     Assistant Secretary is present, then the meeting shall elect its secretary.

          Section 10.  Concerning  Validity of Proxies,  Ballots,  Etc. At every meeting of the  Shareholders,  all proxies  shall be received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies,  and the acceptance or rejection of votes,  unless inspectors of election shall have been appointed as provided in Section 7, in which event such  inspectors of election  shall decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

          Section 1. Number and Tenure of Office.  The  business and property of the Trust shall be conducted and managed by a Board of Trustees  consisting of the  number of  initial  Trustees,  which  number  may be  increased  or decreased as provided in Section 2 of this  Article.  Each  Trustee  shall, except as  otherwise  provided  herein,  hold  office  until the meeting of
     Shareholders  of the  Trust  next  succeeding  his  election  or until  his successor is duly elected and qualifies. Trustees need not be Shareholders.

          Section 2.  Increase or Decrease in Number of  Trustees.  The Board of
     Trustees,  by the vote of a majority of the entire Board,  may increase the number  of  Trustees  to a number  not  exceeding  fifteen,  and may  elect
     Trustees to fill the  vacancies  created by any such increase in the number of Trustees  until the next annual  meeting or until their  successors  are duly elected and qualify; the Board of Trustees,  by the vote of a majority of the entire  Board,  may  likewise  decrease  the number of Trustees to a number not less than three but the  tenure of office of any  Trustee  shall not be affected by any such  decrease.  Vacancies  occurring  other than by reason of any such increase shall be filled as provided for a Massachusetts business trust. In the event that after the proxy material has been printed for a meeting of  Shareholders  at which Trustees are to be elected and any one  or  more  nominees  named  in  such  proxy  material  dies  or  become incapacitated,  the authorized  number of Trustees  shall be  automatically reduced by the number of such nominees,  unless the Board of Trustees prior to the meeting shall otherwise determine.

          Section 3. Removal,  Resignation and Retirement. A Trustee at any time may be removed  either with or without cause by resolution  duly adopted by the  affirmative  votes of the  holders of  two-thirds  of the  outstanding
     Shares  of the  Trust,  present  in person  or by proxy at any  meeting  of
     Shareholders  at which  such vote may be taken,  provided  that a quorum is present.  Any  Trustee at any time may be removed  for cause by  resolution duly adopted at any meeting of the Board of Trustees  provided  that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not  proposed.  As used  herein,  "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

          Any  Trustee  may resign or retire as  Trustee  by written  instrument signed by him and delivered to the other  Trustees or to any officer of the
     Trust,  and such  resignation  or  retirement  shall take  effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be effective as to the Trust and each Series of the Trust  hereunder.
     Notwithstanding  the  foregoing,  any  and  all  Trustees,  other  than  an
     Independent  Trustee who was a Trustee  (whether or not Independent) on the date of the  adoption of the  Trust's  Retirement  Plan for  Non-Interested
     Trustees or Directors,  shall be subject to the provisions  with respect to mandatory  retirement set forth in the Retirement  Plan, as the same may be amended from time to time.

          Section 4. Place of Meeting.  The  Trustees  may hold their  meetings, have  one or  more  offices,  and  keep  the  books  of the  Trust  outside
     Massachusetts,  at any office or offices of the Trust or at any other place as they may from time to time by resolution  determine,  or, in the case of meetings,  as shall be  specified  or fixed in the  respective  notices  or waivers of notice thereof.

          Section 5. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such time and on such notice,  if any, as the Trustees may from time to time  determine.  One such regular  meeting during each fiscal year of the Trust  shall be  designated  an annual  meeting of the Board of
     Trustees.

          Section 6. Special Meetings. Special meetings of the Board of Trustees may be held from time to time  upon  call of the  Chairman  of the Board of
     Trustees,  if any, the President or two or more of the Trustees, by oral or telegraphic  or  written  notice  duly  served on or sent or mailed to each
     Trustee not less than one day before such meeting.  No notice need be given to any  Trustee  who  attends in person,  or to any  Trustee who in writing executed and filed with the records of the meeting  either  before or after the holding  thereof  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

          Section 7.  Quorum.  One-third  of the  Trustees  then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees.  If at any meeting of the Board there shall be less than a quorum  present (in person or by open  telephone line, to the extent  permitted by the  Investment  Company Act of 1940 (the
     "1940 Act")), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the  Board,  except as may be  otherwise  specifically  provided  by statute,  by the  Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

          Section 8.  Executive  Committee.  The Board of  Trustees  may, by the
     affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees (not less than three) as the Board may from time to time determine.  The Board of Trustees by such affirmative vote shall have power at any time to change the members of such  Committee and may fill vacancies in the Committee by election from the Trustees.  When the Board of Trustees is not in session,  the Executive
     Committee shall have and may exercise any or all of the powers of the Board of  Trustees in the  management  of the  business  and affairs of the Trust
     (including  the power to  authorize  the seal of the Trust to be affixed to all  papers  which may  require  it)  except as  provided  by law or by any contract or agreement to which the Trust is a party and except the power to increase  or  decrease  the size of, or fill  vacancies  on, the Board,  to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive  Committee,  and the power to make or amend the
     By-Laws  of the Trust.  The  Executive  Committee  may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of  Trustees,  but in every  case the  presence  of a majority shall be necessary to constitute a quorum.  In the absence of any member of the  Executive  Committee,  the  members  thereof  present at any  meeting, whether or not they constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

          Section 9. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board,  may appoint other committees which shall in each case  consist of such  number of members  (not less than two)
     and shall have and may  exercise,  to the  extent  permitted  by law,  such powers as the Board may  determine  in the  resolution  appointing  them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.  The Board of Trustees  shall have power at any time to change the members and, to the extent  permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

          Section 10. Informal Action by and Telephone  Meetings of Trustees and
     Committees.  Any action required or permitted to be taken at any meeting of the Board of  Trustees  or any  committee  thereof  may be taken  without a meeting,  if a written  consent to such  action is signed by all members of the Board, or of such committee, as the case may be. Trustees or members of the Board of Trustees may participate in a meeting by means of a conference telephone or similar  communications  equipment;  such participation shall, except  as  otherwise  required  by the 1940 Act,  have the same  effect as presence in person.

          Section 11.  Compensation  of Trustees.  Trustees shall be entitled to receive  such  compensation  from the Trust for their  services as may from time to time be voted by the Board of Trustees.

          Section  12.  Dividends.  Dividends  or  distributions  payable on the
     Shares of any Series may, but need not be, declared by specific  resolution of the Board as to each dividend or distribution;  in lieu of such specific resolutions, the Board may, by general resolution,  determine the method of computation  thereof,  the method of determining  the  Shareholders  of the
     Series to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                                    ARTICLE III

                                                     OFFICERS

          Section 1. Executive Officers. The executive officers of the Trust may include a Chairman of the Board of Trustees, and shall include a President, one or more Vice  Presidents  (the number  thereof to be  determined by the
     Board of Trustees), a Secretary and a Treasurer.  The Chairman of the Board
     of Trustees,  if any, shall be selected from among the Trustees.  The Board of Trustees or the Executive  Committee may also in its discretion  appoint
     Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees,  who shall have such  authority  and perform  such duties as the
     Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may occur in any office.  Any two  offices,  except those of President and Vice President,  may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity,  if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

          Section 2. Term of Office. The term of office of all officers shall be until their  respective  successors  are chosen and qualify;  however,  any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

          Section 3.  Powers and  Duties.  The  officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the
     Board of Trustees or the Executive Committee.

                                                    ARTICLE IV

                                                      SHARES

          Section 1.  Certificates of Shares.  Each Shareholder of any Series of
     the Trust may be issued a  certificate  or  certificates  for his Shares of that  Series,  in such form as the Board of Trustees  may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

          Section  2.  Transfer  of  Shares.  Shares  of  any  Series  shall  be transferable  on the books of the Trust by the holder  thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of that
     Series,  duly endorsed or accompanied  by proper  instruments of assignment and transfer,  with such proof of the  authenticity of the signature as the
     Trust or its  agent  may  reasonably  require;  in the case of  shares  not represented  by  certificates,  the  same or  similar  requirements  may be imposed by the Board of Trustees.

          Section 3. Share Ledgers.  The share ledgers of the Trust,  containing the name and address of the  Shareholders  of each Series and the number of shares  of that  Series,  held by them  respectively,  shall be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

          Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The Board of
     Trustees may determine the conditions  upon which a new  certificate may be issued in place of a certificate which is alleged to have been lost, stolen or  destroyed;  and may,  in their  discretion,  require  the owner of such certificate  or his legal  representative  to give  bond,  with  sufficient surety to the Trust and the  transfer  agent,  if any, to  indemnify it and such  transfer  agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

          The Board of Trustees  shall provide a suitable seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

          The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

          The By-Laws of the Trust may be altered, amended, added to or repealed by the  Shareholders  or by majority  vote of the entire Board of Trustees, but any such  alteration,  amendment,  addition or repeal of the By-Laws by action  of  the  Board  of  Trustees  may be  altered  or  repealed  by the
     Shareholders.